CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports dated August 25, 2016, with respect to the financial statements of Wells Fargo California Limited-Term Tax-Free Fund (formerly known as Wells Fargo Advantage California Limited-Term Tax-Free Fund), Wells Fargo California Tax-Free Fund (formerly known as Wells Fargo Advantage California Tax-Free Fund), Wells Fargo Colorado Tax-Free Fund (formerly known as Wells Fargo Advantage Colorado Tax-Free Fund), Wells Fargo High Yield Municipal Bond Fund (formerly known as Wells Fargo Advantage High Yield Municipal Bond Fund), Wells Fargo Intermediate Tax/AMT-Free Fund (formerly known as Wells Fargo Advantage Intermediate Tax/AMT-Free Fund), Wells Fargo Minnesota Tax-Free Fund (formerly known as Wells Fargo Advantage Minnesota Tax-Free Fund), Wells Fargo Municipal Bond Fund (formerly known as Wells Fargo Advantage Municipal Bond Fund), Wells Fargo North Carolina Tax-Free Fund (formerly known as Wells Fargo Advantage North Carolina Tax-Free Fund), Wells Fargo Pennsylvania Tax-Free Fund (formerly known as Wells Fargo Advantage Pennsylvania Tax-Free Fund), Wells Fargo Short-Term Municipal Bond Fund (formerly known as Wells Fargo Advantage Short-Term Municipal Bond Fund), Wells Fargo Strategic Municipal Bond Fund (formerly known as Wells Fargo Advantage Strategic Municipal Bond Fund), Wells Fargo Ultra Short-Term Municipal Income Fund (formerly known as Wells Fargo Advantage Ultra Short-Term Municipal Income Fund), and Wells Fargo Wisconsin Tax-Free Fund (formerly known as Wells Fargo Advantage Wisconsin Tax-Free Fund), thirteen of the funds comprising the Wells Fargo Funds Trust, as of June 30, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

October 24, 2016